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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                    Form 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                               December 14, 1998


                           SKY FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)



              Ohio                        0-8209                 34-1372535
  (State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)               File Number)          Identification No.)

         221 South Church Street
           Bowling Green, Ohio                                       43402
 (Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (419) 327-6300


                                      N/A
         (Former name or former address, if changed since last report)



Item 5.     Other Events

         This current report on Form 8-K, including the investor materials, contains forward-looking statements that involve risk and uncertainty. It should be noted that a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the combined company's forward-looking statements.

         The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the combined company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer business requirements, Congressional legislation, acquisition cost savings and revenue enhancements and similar matters. Readers of this report are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

         On December 14, 1998, Sky Financial Group, Inc. ("Sky"), and First Western Bancorp., Inc. ("First Western") announced the signing of a definitive agreement to merge (the "Merger").


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On December 15, 1998, First Western and Sky will enter into a stock option agreement granting Sky the option to purchase up to 19.9% of First Western common stock.

         Under the terms of the Merger, First Western stockholders will receive
1.211 (the "Exchange Ratio") shares of Sky common stock for each First Western share owned as of the effective time of the Merger. The Merger will be a tax-free exchange of common stock and will be accounted for as a "pooling of interests." The Merger has been approved unanimously by the Board of Directors of each of Sky and First Western. The Merger is subject to approval by the stockholders of each of Sky and First Western and is subject to certain regulatory approvals.

         Following the Merger, and upon the receipt of all necessary regulatory approvals, First Western Bank, National Association, ("First Western Bank") will be merged with and into one of Sky's banking subsidiaries, The Citizens Banking Company.

         The Board of Directors of The Citizens Banking Company will include six (6) current members of the First Western Bank board. First Western will also gain two board seats on the Sky Board of Directors.


Item 7.         Exhibits.

2 Agreement and Plan of Merger dated December 14, 1998 by and between Sky and First Western.

99.1 Text of Press Release, dated December 14, 1998, issued by Sky and First Western.

99.2 Investor presentation materials used by Sky and First Western on December 14, 1998 relating to the proposed Merger.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SKY FINANCIAL GROUP, INC.


                                       By:    /s/ David R. Francisco
                                              ---------------------------------
                                              Name:    David  R. Francisco
                                              Title:   Chairman and
                                                       Chief Executive Officer


Date:  December 14, 1998